Exhibit 4.2

 AMENDMENT NO. 1 TO
LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (“Amendment”) is dated as of January 12, 2011 and is entered into by and among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), the financial institutions party to the Loan Agreement (as hereinafter defined) as lenders (collectively, “Lenders”), BANK OF ARKANSAS, N.A., as administrative agent for the Lenders (“Agent”) and co-lead arranger for the Lenders, BANK OF AMERICA, N.A., as collateral agent for the Lenders (“Collateral Agent”), and BANK OF AMERICA, N.A., as documentation agent for the Lenders (“Documentation Agent”) and co-lead arranger for the Lenders.  All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined).

WITNESSETH

WHEREAS, Parent, Borrowers, Lenders, Agent, Collateral Agent and Documentation Agent have entered into that certain Loan and Security Agreement dated as of November 4, 2010 (as previously amended, amended and restated, modified, supplemented or renewed, the “Loan Agreement”);

WHEREAS, Parent, Borrowers, Lenders, Agent, Collateral Agent and Documentation Agent have agreed to amend the Loan Agreement subject to the terms and conditions stated herein; and

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lenders, Agent, Collateral Agent, Documentation Agent, Parent and Borrowers hereby agree as follows:

I.           Amendment to the Loan Agreement.

A.           The definition of “Base Rate” as set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Base Rate: the rate subject to change from time to time based on changes in an index which is equal to the highest (in each case annualized) of (a) the "National Prime Rate" as published by the Wall Street Journal or (b) the overnight cost of federal funds as announced by the US Federal Reserve System plus .50%.  The Base Rate is not necessarily the lowest rate charged by Agent on its loans and is set by Agent in its sole discretion. If the Base Rate becomes unavailable during the term of this loan, Agent may designate a substitute index after notifying Borrower. Agent shall notify Borrower of the current Base Rate upon Borrower's request. The interest rate change will not occur more often than once each day.

Borrower understands that Agent may make loans based on other rates as well. The Base Rate as of the First Amendment Date is 3.25% per annum.  The interest rate to be applied to the Obligations shall be calculated as set forth in Section 3.1 herein. Agent, within 2 Business Days of its occurrence, shall notify Lenders in writing whenever the rate set forth in subclause (a) of this definition becomes lower than the rate set forth in subclause (b) of this definition.

B.           The new definition of “First Amendment Date” shall be added to Section 1.1 of the Loan Agreement in alphabetical order as follows

First Amendment Date: January 12, 2011.

II.           Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A.           Amendment. Fully executed copies of this Amendment signed by Parent, Borrowers, Lenders, Collateral Agent and Documentation Agent shall have been delivered to Agent.

B.           Other Documents. Borrowers shall have executed and delivered to Agent such other documents and instruments as Agent may reasonably require.

III. Miscellaneous.

A.           Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent, Collateral Agent, Documentation Agent or the Lenders shall affect the representations and warranties or the right of the Agent, Collateral Agent, Documentation Agent or the Lenders to rely thereon.

B.           Reference to Loan Agreement. The Loan Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

C.           Loan Agreement Remains in Effect. The Loan Agreement and the Loan Documents, as amended hereby, remain in full force and effect and Parent and each Borrower ratifies and confirms its agreements and covenants contained therein.  Parent and each Borrower hereby confirms that to the best of its knowledge no Event of Default or Default exists.

D.           Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.           Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

F.           Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

G.           NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN LENDERS, AGENT AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AGENT, LENDERS AND BORROWERS.

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IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

BORROWERS:
COLONIAL AUTO FINANCE, INC., an Arkansas corporation
By:	\s\ Jeffrey A. Williams
Title:	Secretary

AMERICA’S CAR MART, INC., an Arkansas corporation
By:	\s\ Jeffrey A. Williams
Title:	Secretary

TEXAS CAR-MART, INC., a Texas corporation
By:	\s\ Jeffrey A. Williams
Title:	Secretary

Signature Page to Amendment No. 1 to Loan and Security Agreement

PARENT:
AMERICA’S CAR-MART, INC., a Texas corporation
By:	\s\ Jeffrey A. Williams
Title:	Secretary

Signature Page to Amendment No. 1 to Loan and Security Agreement

AGENT, COLLATERAL AGENT, DOCUMENTATION AGENT AND LENDERS:
BANK OF ARKANSAS, N.A., as Agent, Co-Lead Arranger and Lender
By:	\s\ Jeffrey R. Dunn
Title:	President & CEO

Signature Page to Amendment No. 1 to Loan and Security Agreement

BANK OF AMERICA, N.A. as Collateral Agent, Documentation Agent, Co-Lead Arranger and Lender
By:	\s\ Chip Oboza
Title:	Senior Vice President

Signature Page to Amendment No. 1 to Loan and Security Agreement

COMMERCE BANK, N.A., as Lender
By:	\s\ R. David Emley Jr.
Title:	Vice President

Signature Page to Amendment No. 1 to Loan and Security Agreement

ARVEST BANK, as Lender
By:	\s\ Kevin Lackner
Title:	Senior Vice President

Signature Page to Amendment No. 1 to Loan and Security Agreement